Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:

Alex Wellins or Jennifer Jarman

the blueshirt group for Roxio, Inc.

(415) 217-7722

alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

ROXIO SETS FISCAL THIRD QUARTER RESULTS DATE

Ends Calendar Year with Approximately $40 Million in Cash Balances

SANTA CLARA, Calif.—January 6, 2004—Roxio, Inc. (Nasdaq: ROXI), The Digital Media Company, owner of Napster and provider of the best selling digital media software in the world, announced today that it will report financial results for its fiscal third quarter ended December 31, 2003 on Wednesday, February 4, 2004 after the close of market. The company will host a conference call for analysts and investors at 1:30 p.m. PT (4:30 p.m. ET). Participating on the call will be Chairman and CEO Chris Gorog and CFO Nand Gangwani.

“Roxio’s third quarter operating results are on track with our most recent guidance. We ended calendar 2003 with a cash balance of approximately $40 million, which positions us well as we continue to grow the Napster business. We are making a number of exciting announcements during this week’s MacWorld and Consumer Electronics Show conferences, and we believe that 2004 will be a very positive year for both our digital media software and Napster divisions,” said Mr. Gorog.

To participate on the live conference call, analysts and investors should dial 800-374-1636 at least ten minutes prior to the call. Roxio will also offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site (http://investor.roxio.com). A telephonic replay of the conference call will also be available for 48 hours by dialing 800-642-1687 and entering the passcode: 4808210.

About Roxio

Roxio, Inc. (NASDAQ:ROXI) provides the best selling digital media software in the world. Roxio makes award-winning software products for CD/DVD burning, photo editing and video editing. Roxio’s family of products includes category-leading products Easy CD & DVD Creator™, Digital Media Suite®, Easy CD Creator® (Windows) and Toast® (Macintosh) for CD/DVD burning, PhotoSuite® for digital photography, and VideoWave® for digital video. Roxio also owns Napster® and has re-launched it as a legal, paid service. Roxio’s current installed base is in excess of 100 million users. Roxio distributes its products globally through strategic partnerships with major hardware manufacturers, in stores with the leading worldwide retailers, through Internet partnerships and also sells its products direct at <www.roxio.com>. Headquartered in Santa Clara, California, Roxio also maintains offices in Minnesota, Canada, United Kingdom, Netherlands, and Japan. The company currently employs approximately 500 people worldwide. Roxio is a member of the S&P SmallCap 600 and the Russell 2000 Index.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to final operating results for the third quarter, current cash balances, and the belief that 2004 will be a very positive year for both our digital media software and Napster divisions, are forward-looking statements that are subject to certain risks and uncertainties such as failure to attract new customers, slow growth in demand for online music distribution generally and for the Napster service in particular, intense competition in the software and online music distribution industries, failure to maintain key corporate relationships, general economic conditions and undetected errors in our software products and in the Napster software and service that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Roxio’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on November 14, 2003, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Roxio assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2004 Roxio, Inc. All rights reserved. Roxio, the Roxio tagline, Toast, Easy CD & DVD Creator, Digital Media Suite, Easy CD Creator, PhotoSuite, VideoWave, and Napster are either trademarks or registered trademarks of Roxio, Inc. in the United States and/or other countries. All other trademarks used are owned by their respective owners.